Exhibit 10.1

TERMINATION OF the business combination AGREEMENT

This Termination of the Business Combination Agreement, dated as ofMay 3, 2023 (this "Termination Agreement"), is entered into by and among (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands ("PubCo"), (ii) XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands ("XPAC"), (iii) BAC1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo ("Merger Sub 1"), (iv) BAC2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo ("Merger Sub 2"), (v) Newco BAC Holdings, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands ("Newco"), and (vi) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of the Brazil (the "Company").

Capitalized terms used but not defined in this Termination Agreement shall have the respective meanings ascribed to them in the Business Combination Agreement (as defined below). In this Termination Agreement, PubCo, XPAC, Merger Sub 1, Merger Sub 2, Newco, and the Company are collectively referred to as the "Parties" and each as a "Party".

RECITALS

WHEREAS, PubCo, XPAC, Merger Sub 1, Merger Sub 2, and the Company entered into the Business Combination Agreement on April 25, 2022, as amended by the Parties on December 2, 2022, and as subsequently amended by the Parties on February 9, 2023 (as so amended, the "Business Combination Agreement");

WHEREAS, on November 7, 2022, Newco entered into a joiner agreement whereby Newco agreed to be bound by the provisions of the Business Combination Agreement applicable to Newco;

WHEREAS, pursuant to the First Amendment Agreement, dated as of December 2, 2022, to the Business Combination Agreement, the Parties amended the Business Combination Agreement to extend the Outside Date to January 31, 2023 (and if such date is not a Business Day, then the next following Business Day);

WHEREAS, pursuant to the Second Amendment Agreement, dated as of February 9, 2023, to the Business Combination Agreement, the Parties amended the Business Combination Agreement to extend the Outside Date to February 28, 2023 (and if such date is not a Business Day, then the next following Business Day);

WHEREAS, as of the date of this Termination Agreement, pursuant to the terms of Section 10.1(i) of the Business Combination Agreement, the Business Combination Agreement can be terminated by XPAC or SuperBac at any time;

WHEREAS, on May 2, 2023, SuperBac informed XPAC that it had decided to terminate the Business Combination Agreement, which SuperBac is entitled to do pursuant to Section 10.1(i) of the Business Combination Agreement. SuperBac informed XPAC that it had based its decision to terminate the Business Combination Agreement on a number of factors including: (i) the prevailing unfavorable public market conditions and trends in the share price performance of companies that have completed de-SPAC transactions; (ii) a balancing of the benefits and drawbacks of becoming a publicly traded company under current circumstances, including heightened volatility and share price performance risks for companies operating businesses in challenging market conditions; and (iii) the fact that no PIPE Investments had been entered into that would provide PubCo with proceeds from the issuance of ordinary shares, it being noted that the Modal PIPE Financing and the Yorkville PIPE Financing (each as defined in the Proxy/Registration Statement), if entered into and consummated, would have comprised the issuance of debt, warrants and convertible debentures raising gross proceeds at a level significantly lower than the Minimum Cash Condition; and

WHEREAS, the Parties wish to enter into this Termination Agreement in order to provide for the terms relating to the termination of the Business Combination Agreement, including provisions relating to public disclosures and mutual releases.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Article 1

Termination of the Business Combination and of the Transaction Documents

Section 1.1            The Business Combination Agreement is hereby terminated, effective immediately, pursuant to Section 10.1(a) of the Business Combination Agreement.

Section 1.2            The effect of the termination of the Business Combination Agreement shall be as set forth in Section 10.2 of the Business Combination Agreement; provided that, subject to the terms of this Termination Agreement, the Parties hereby irrevocably, absolutely, forever and fully waive and relinquish any and all rights and benefits they may otherwise have or be entitled to under the provisions set forth in Section 10.2 of the Business Combination Agreement that would survive the termination of the Business Combination Agreement, such that upon execution of this Termination Agreement, no Party shall have any continuing liability under the Business Combination Agreement.

Section 1.3            Each of the Transaction Documents that have been entered into prior to the date of this Termination Agreement (other than the NDA) shall be automatically terminated without further action on the part of the parties thereto and none of the provisions thereof shall be of any further force or effect, including provisions thereof, as the case may be, that by their terms would otherwise have survived such termination.

Article 2

PUBLIC DISCLOSURES

Section 2.1            Promptly following the execution of this Termination Agreement:

(i)            XPAC shall file with the SEC a Form 8-K in the form set forth in Exhibit A hereto; and

(ii)           PubCo shall file with the SEC a Rule 477 withdrawal request (EDGAR filing code RW) in the form set forth in Exhibit B hereto.

Section 2.2     Subject to Sections 2.1 and 2.3, each of the Parties hereby agrees not to, and to cause its Affiliates and Representatives (as defined below) not to make any press release, public announcement, disclosure or communication (a "Disclosure") relating to this Termination Agreement or the other Transaction Documents unless the Party making such Disclosure (i) provides the other Parties with an opportunity to review and comment on such Disclosure, and (ii) considers in good faith any comments that are provided by the other Parties no later than twenty-four hours after such Disclosure is provided to such other Parties.

Section 2.3            The provisions of Section 2.2 shall not apply:

(i)            to any Disclosure required by applicable Law or stock exchange rule, or in response to any request by any Governmental Authority, Government Official or Governmental Order, provided that, prior to any Disclosure required by applicable Law or stock exchange rule or in response to a request by a Governmental Authority, Government Official or Governmental Order, each Party, as applicable, shall (a) use its reasonable best efforts to consult with the other Parties before making any such Disclosure, and (b) to the fullest extent permitted by applicable Law (i) provide the other Parties with an opportunity to review and comment on such Disclosure, and (ii) consider in good faith any comments that are provided by the other Parties no later than twenty-four hours after such Disclosure is provided to such other Parties;

(ii)           to the extent such Disclosure contains only information previously disclosed in any Disclosure that was made at any time otherwise than in breach of this Termination Agreement or in breach of any other confidentiality obligation to which any Party or person is subject; and

(iii)          to any Disclosure that is filed or furnished by XPAC with or to the SEC relating to the business of XPAC or the Sponsor conducted after the date of this Termination Agreement, except insofar as such Disclosure relates to any member of the SuperBac Group, the Business Combination Agreement or any other Transaction Document.

Section 2.4             The Parties shall use their respective reasonable best efforts to ensure that any information that is disclosed under this Article 2 is accurate, complete and not misleading.

Article 3

MUTUAL RELEASE

Section 3.1            Notwithstanding anything to the contrary in the Business Combination Agreement or any other Transaction Document, XPAC, for itself, and on behalf of its Representatives, hereby unconditionally, irrevocably, absolutely, forever and fully acquits, releases and discharges each of the Company, PubCo, Merger Sub 1, Merger Sub 2 and Newco and its Representatives from all claims, contentions, rights, debts, interest, liabilities, demands, allegations, assertions, complaints, controversies, accounts, reckonings, obligations, duties, charges, grievances, promises, commitments, guarantees, endorsements, costs, expenses (including, without limitation, attorneys' fees and costs incurred), liens, indemnification rights, damages, punitive damages, losses, suits, liabilities, actions and causes of action, of any kind whatsoever, whether due or owing in the past, present or future, whether based upon breach of contract, fraud, willful breach, tort, statute or any other legal or equitable theory of recovery, whether direct or indirect, known or unknown, disclosed or undisclosed, suspected or unsuspected, asserted or unasserted, fixed or contingent, express or implied, matured or unmatured, accrued or unaccrued, and whether vicarious, derivative, joint, several or secondary, with respect to, pertaining to, based on, arising under or out of, resulting from or relating to the Business Combination Agreement, the other Transaction Documents and the transactions contemplated by the Business Combination Agreement and the other Transaction Documents, including but not limited to the negotiation, execution, performance or non-performance of the Business Combination Agreement or the other Transaction Documents (the "XPAC Released Claims").

As used in this Termination Agreement, the "Representatives" of a Party shall mean such Party's affiliates and present and former, direct and indirect equity holders, investors, partners, joint venturers, lenders, administrators, representatives, shareholders, members, parent entities and/or individuals, subsidiaries, officers, directors, attorneys, legal counsel, principals, advisors, consultants, agents, employees, managers, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns.

Section 3.2            Notwithstanding anything to the contrary in the Business Combination Agreement or any other Transaction Document, each of the Company, PubCo, Merger Sub 1, Merger Sub 2 and Newco for itself, and on behalf of its Representatives, hereby unconditionally, irrevocably, absolutely, forever and fully acquits, releases and discharges XPAC and its Representatives from all claims, contentions, rights, debts, interest, liabilities, demands, allegations, assertions, complaints, controversies, accounts, reckonings, obligations, duties, charges, grievances, promises, commitments, guarantees, endorsements, costs, expenses (including, without limitation, attorneys' fees and costs incurred), liens, indemnification rights, damages, punitive damages, losses, suits, liabilities, actions and causes of action, of any kind whatsoever, whether due or owing in the past, present or future, whether based upon breach of contract, fraud, willful breach, tort, statute or any other legal or equitable theory of recovery, whether direct or indirect, known or unknown, disclosed or undisclosed, suspected or unsuspected, asserted or unasserted, fixed or contingent, express or implied, matured or unmatured, accrued or unaccrued, and whether vicarious, derivative, joint, several or secondary, with respect to, pertaining to, based on, arising under or out of, resulting from or relating to the Business Combination Agreement, the other Transaction Documents and the transactions contemplated by the Business Combination Agreement and the other Transaction Documents, including but not limited to the negotiation, execution, performance or non-performance of the Business Combination Agreement or the other Transaction Documents (the "Company Released Claims", and together with the XPAC Released Claims, the "Released Claims").

Section 3.3            Notwithstanding anything to the contrary in this Termination Agreement, it is the express intention of the Parties that the Released Claims described in Section 3.1 and Section 3.2 do not include claims, if any, based upon a breach of this Termination Agreement or a breach of the NDA.

Section 3.4            Each Party acknowledges, understands and agrees that Section 3.2 and Section 3.3 are a full and final release covering the respective Released Claims of the Parties relating, directly or indirectly, to the Business Combination Agreement and the other Transaction Documents and the transactions contemplated thereby. Each of the Parties expressly waives any rights it may have under law, in equity, in contract, in tort or based on any other theory under which a general release does not extend to respective Released Claims that such Party does not know or suspect to exist in its favor at the time of executing the release in this Termination Agreement, which if known by such Party would have affected such Party’s agreement with the other Parties. In connection with such waiver and relinquishment, each Party acknowledges that such Party or such Party’s Representatives may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, and which, if known on the date of the execution of this Termination Agreement, might have materially affected such Party’s decision to enter into and execute this Termination Agreement, but that it is their respective intention hereby fully, finally and forever to settle and release all of their respective Released Claims. In furtherance of such intention, the respective releases given by the Parties pursuant to this Termination Agreement shall be and remain in effect as full and complete releases with regard to their respective Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. Each Party further agrees that by reason of the releases contained in this Termination Agreement, such Party is expressly assuming the risk of such unknown Released Claims and agrees that this Termination Agreement applies thereto.

Article 4

COVENANT NOT TO SUE

Section 4.1            Each Party, on its own behalf, and on behalf of its Representatives, hereby covenants that neither it nor any of its Representatives will at any time hereafter, directly or indirectly, initiate, assert, maintain or prosecute, or in any way knowingly aid encourage, solicit, voluntarily, assist, or participate in any way, in the filing, initiation, reporting, assertion, maintenance or prosecution of, any Released Claim against any of the other Parties or any of their respective Representatives.

Section 4.2            In the event that any Party, or any Representative of a Party, initiates, asserts, maintains or prosecutes any lawsuit, action, claim or other proceeding that constitutes a Released Claim against (i) any other Party or Parties (the "Non-Litigating Party" or "Non-Litigating Parties", as the case may be), or (ii) any Representative(s) of the Non-Litigating Party or Parties (a "Proceeding"), then the Party who commenced a Proceeding or whose Representative has commenced a Proceeding (the "Litigating Party") shall indemnify and hold harmless the Non-Litigating Party or Parties and its or their Representatives, and shall reimburse the Non-Litigating Party or Parties and its or their Representatives, for any loss, liability, damage or expense (including reasonable attorneys' fees and other expenses related to the defense of such Proceeding) arising from or in connection therewith.

Section 4.3            In the event that the Litigating Party or Parties, or any Representative of the Litigating Party or Parties, commences any Proceeding against the Non-Litigating Party or Parties and/or its or their Representatives, the Non-Litigating Party or Parties and/or its or their Representatives may bring any counter-claim, counter-action or other proceeding, or raise any claim in defense of such Proceeding, against the Litigating Party and/or its Representatives and the Non-Litigating Party or Parties shall not be required to indemnify the Litigating Party or its Representatives for their expenses pursuant to this Article 4.

Section 4.4            Nothing in this Article 4 shall: (i) apply to any action by any Party to enforce its respective rights or obligations pursuant to this Termination Agreement; or (ii) apply to any action by any party thereto to enforce its respective rights or obligations pursuant to the NDA.

Section 4.5            The covenants contained in this Article 4 shall survive the execution and delivery of this Termination Agreement indefinitely regardless of any statute of limitations.

Article 5

REPRESENTATIONS OF THE PARTIES

Section 5.1            Each Party represents and warrants to the other Parties as follows:

(i)            This Termination Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors' rights generally, and (b) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii)           Such Party has full power and authority to execute, deliver and perform its obligations under this Termination Agreement. The execution, delivery and performance by such Party of this Termination Agreement have been duly and validly authorized by all necessary corporate or other action on the part of such Party.

(iii)          The execution and delivery of this Termination Agreement by such Party does not, and the performance by such Party of the transactions contemplated by this Termination Agreement does not: (i) conflict with or violate the Organizational Documents of such Party, (ii) conflict with or violate any Law applicable to such Party or by which any property or asset of such Party is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Security Interest on any property or asset of such Party pursuant to, any contract to which such Party is bound.

(iv)        There is no Action pending or, to the knowledge of such Party, threatened in writing against or affecting any of the Released Claims, and (b) there is no judgment or award unsatisfied against or affecting any of the Released Claims, nor is there any Governmental Order in effect and binding on or affecting any of the Released Claims.

(v)         Such Party has not assigned or transferred, or purported to assign or transfer, to any Person any Released Claim or cause of action released pursuant to Section 3.1 and Section 3.2 applicable to such Party. There are no liens or claims of lien, or assignments in law or equity or otherwise, of or against any Released Claim or cause of action released pursuant to Section 3.1 and Section 3.2 applicable to such Party.

(vi)          In executing this Termination Agreement, such Party has placed no reliance whatsoever on any statement, representation, or promise of any other Party or any other person or entity, or upon the failure of any other Party or any other person or entity to make any statement, representation or disclosure of anything whatsoever, except for such statements, representations, or promises as expressly set forth in this Termination Agreement. Such Party has read the Termination Agreement carefully, knows and understands the contents of this Termination Agreement, and has made such investigation of the facts pertaining to the settlement and this Termination Agreement and of all matters pertaining to this Termination Agreement as such Party deems necessary or desirable. Such Party received prior independent legal advice from legal counsel of such Party’s choice with respect to the advisability of entering into this Termination Agreement.

Article 6

MISCELLANEOUS PROVISIONS

Section 6.1            Except as otherwise provided in Article 3, the Parties hereby acknowledge and agree that the relevant Parties continue to be bound by the NDA, and that all information obtained pursuant to the Business Combination Agreement shall be kept confidential in accordance with the NDA.

Section 6.2            If any term or other provision of this Termination Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Termination Agreement are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Termination Agreement be consummated as originally contemplated to the fullest extent possible.

Section 6.3            No Party shall assign this Termination Agreement or any part hereof without the prior written consent of the other Parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Termination Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 6.4            Nothing expressed or implied in this Termination Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Termination Agreement.

Section 6.5            This Termination Agreement, and any claim or cause of action hereunder based upon, arising under or out of, or related to, this Termination Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Termination Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

Section 6.6            THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS TERMINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT OF THIS TERMINATION AGREEMENT THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS TERMINATION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS TERMINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING UNDER OR OUT OF OR RELATING TO THIS TERMINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS TERMINATION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS TERMINATION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.6.

Section 6.7            The headings in this Termination Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Termination Agreement. This Termination Agreement may be executed in two or more counterparts, and by different Parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.8            No modification, amendment, or waiver of any of the provisions contained in this Termination Agreement shall be binding upon any Party unless made in writing and signed by the Parties.

Section 6.9            This Termination Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Termination Agreement and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties with respect to the subject matter of this Termination Agreement. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to this Termination Agreement exist between the Parties except as expressly set forth in this Termination Agreement.

Section 6.10          The Parties agree that irreparable damage would occur in the event that any of the provisions of this Termination Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Termination Agreement and to specific enforcement of the terms and provisions of this Termination Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any lawsuit, action, claim or other proceeding shall be brought in equity to enforce the provisions of this Termination Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

Section 6.11          All general notices, demands or other communications required or permitted to be given or made under this Termination Agreement shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a Party may from time to time notify the other Parties). Any such notice, demand or communication shall be deemed to have been duly served (i) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (ii) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (iii) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (iv) if sent by registered post, five days after posting. The initial addresses and email addresses of the Parties for the purpose of this Agreement are:

If to XPAC, to:

XPAC Acquisition Corp.
55 West 46th Street, 30th floor
New York, NY 10036
Email: xpac@xpi.com.br
Attn: Chu Chiu Kong

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
Av. Brigadeiro Faria Lima, 3400, 17th Floor
São Paulo, SP 04538-132
Email: Roberta.Cherman@Shearman.com; Jonathan.Lewis@Shearman.com
Attention: Roberta Cherman; Jonathan Lewis

If to the Company, PubCo, Merger Sub 1, Merger Sub 2 and Newco, to:

Superbac Biotechnology Solutions S.A.
Rua Arizona, 481, Cidade Monções/Brooklin Novo, 8th Floor, Room 82
São Paulo, SP 04567-001
Email: chacon@superbac.com.br / juridico@superbac.com.br
Attention: Luiz Augusto de Freitas Chacon

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Av. Brigadeiro Faria Lima, 3311, 7th Floor
São Paulo, SP 04538-133
Email: Filipe.Areno@skadden.com
Attention: Filipe B. Areno

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned Parties have executed this Termination Agreement as of the date written above.

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Name:	Chu Chiu Kong
Title:	Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the undersigned Parties have executed this Termination Agreement as of the date written above.

SUPERBAC PUBCO HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name:	Wilson Ernesto da Silva
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the undersigned Parties have executed this Termination Agreement as of the date written above.

BAC1 HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name:	Wilson Ernesto da Silva
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the undersigned Parties have executed this Termination Agreement as of the date written above.

BAC2 HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name:	Wilson Ernesto da Silva
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the undersigned Parties have executed this Termination Agreement as of the date written above.

NEWCO BAC HOLDINGS, INC.

By:	/s/ Wilson Ernesto da Silva
Name:	Wilson Ernesto da Silva
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the undersigned Parties have executed this Termination Agreement as of the date written above.

SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name:	Luiz Augusto Chacon de Freitas Filho
Title:	Chief Executive Officer

[Signature Page to Termination Agreement]

Exhibit A

Form 8-K

Exhibit B

Rule 477 RW Filing